                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS THIRD AMENDMENT, dated as of September 16, 2003 (this "Amendment"), to that certain Employment Agreement, dated as of November 1, 1997, as previously amended (the "Agreement"), by and among CNB Holdings Inc., a Georgia bank holding company, and its wholly-owned subsidiary, Chattahoochee National Bank (collectively, "CNB"), and H.N. Padget, Jr. ("Employee"), a resident of the State of Georgia.

                                    RECITALS

         CNB and Employee (collectively, the "Parties") recite and declare:

         A.       The Parties have heretofore entered into the Agreement.

         B. The Parties desire to further amend the Agreement as set forth below.

         C. All capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Agreement.

                                    SECTION I
                             AMENDMENT OF SECTION 2

         Section 2 of the Agreement is hereby amended to delete in its entirety
Section 2 and substitute, in lieu thereof, the following new Section 2 as follows:

         2. Term. The period of Employee's employment under this Agreement begins as of the receipt of the opening letter from the Office of the Comptroller of the Currency and shall continue to the earlier of (i) January 31, 2006, or (ii) any termination as provided for in Section 12 herein.

                                   SECTION II
                             AMENDMENT OF EXHIBIT A

         Exhibit A, which is referenced in Sections 3 and 5 of the Agreement, is hereby amended to delete in their entirety the sections bearing the same titles as those set forth below and substitute, in lieu thereof, the following new sections of Exhibit A as follows:

                        EMPLOYEE COMPENSATION AND DUTIES

SALARY: $125,000 per year; 2 1/2% increase per year on the anniversary date of the opening of the Bank until June 30, 2000 and thereafter as follows:

                    SALARY
                EFFECTIVE DATE                            SALARY
                --------------                        ---------------
                 July 1, 2000                           $  131,250
                 July 1, 2001                              140,000
                 July 1, 2002                              147,000
                 July 1, 2003                              155,000
                 July 1, 2004                              160,000
                 July 1, 2005                              167,000

AN ANNUAL PERFORMANCE BONUS PLAN:

Payable each January, based on the performance of Chattahoochee National Bank (the "Bank") exceeding targeted Net Income Before Tax ("NIBT") as calculated and determined in accordance with generally accepted accounting principles by the Bank's independent certified public accountants as set forth below:


           NIBT
For YE     Target      Cash Bonus        ESOP Contribution
------    --------     ----------        -----------------------------------
 2003     $812,000       $25,000         % of base pay to total CNB base pay
                                         times $60,000

For purposes of this Amendment: (i) NIBT shall exclude any gains or losses on investment securities as required by Statement of Financial Accounting Standards No. 115; (ii) NIBT shall be determined after subtracting the sum of any amount paid to or for the benefit of Employee hereunder and all other bonuses and compensation paid to the Bank's employees for such period; and (iii) in the event CNB achieves at least 85% of its NIBT Target, then Employee will receive 55% of the corresponding Cash Bonus and ESOP contribution above, with that amount increasing by 3% for every 1% that NIBT increases until NIBT exceeds 115% of budget where upon CNB's Compensation Committee will determine the incentive paid for the performance above that level.

TERMINATION COMPENSATION: If by: (i) CNB without Cause during the term of the Agreement payment by CNB to Employee as termination compensation in an amount equal to 12 months of existing base salary plus medical, hospitalization and term life insurance; (ii) CNB without Cause during the term of the Agreement, in the event of a Change of Control of CNB, $300,000 payment by CNB to Employee as termination compensation ("Change of Control" of CNB means any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of common stock of CNB; provided, however, that the execution and consummation of any merger transaction by and between First Capital Bancorp, Inc. and CNB shall be excluded from this definition of Change of Control); or (iii) CNB with Cause or in the event CNB or the Bank are taken over by bank regulatory authorities, no termination compensation to Employee.


                                   SECTION III
                            EFFECT OF THIS AMENDMENT

         Except as expressly modified by this Amendment, the parties ratify and confirm the Agreement in all respects.

                       (Signatures on the following page)

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.


                                         "CNB"

                                         CNB HOLDINGS, INC.


                                                  /S/ W. DAVID SWEATT
                                         -------------------------------------
                                         W. David Sweatt, Chairman


                                                  /S/ DAVID R. HINK
                                         -------------------------------------
                                         David R. Hink, Chairman of the
                                         Compensation Committee


                                         CHATTAHOOCHEE NATIONAL BANK


                                                  /S/ W. DAVID SWEATT
                                         -------------------------------------
                                         W. David Sweatt, Chairman

                                                  /S/ DAVID R. HINK
                                         -------------------------------------
                                         David R. Hink, Chairman of the
                                         Compensation Committee


                                         "EMPLOYEE"


                                                  /S/ H.N. PADGET, JR.
                                         -------------------------------------
                                         H.N. Padget, Jr.


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